SUB-ITEM 77H

As of February 28, 2014, the following entity owned 25% or more of the voting securities of the Fund:

FUND                                  ENTITY                                   PERCENTAGE
MFS LOW VOLATILITY EQUITY FUND        Massachusetts Financial Services Company 87.93%
MFS Low Volatility Global Equity Fund Massachusetts Financial Services Company 94.17%


As of February 28, 2014, the following entity did not own 25% or more of the voting securities of MFS Global Leaders Fund:

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|PERSON/ENTITY                           |
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|
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